Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-279588 and No. 333-254983) and Form S-1 (No. 333-283986) of Processa Pharmaceuticals, Inc., and Registration Statement Form S-8 (No. 333-280952) pertaining to the Amended and Restated Processa Pharmaceuticals, Inc. 2019 Omnibus Incentive Plan of our report dated March 29, 2024, relating to the consolidated financial statements, which appear in this Form 10-K.

/s/ BD & Company, Inc.

Owings Mills, MD

March 20, 2025